                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                            SCHEDULE 14A INFORMATION
                   Proxy Statement Pursuant to Schedule 14(a)
                     of the Securities Exchange Act of 1934


File by the Registrant  /X/
Filed by a Party other than Registrant  / /

Check the Appropriate Box:
/X/  Preliminary Proxy Statement        / /   Confidential, for Use of the
                                              Commission Only (as permitted
                                              by Rule 14a-6(e)(2))
/ /   Definitive Proxy Statement
/ /   Definitive Additional Materials
/ /   Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                          THE SEIBELS BRUCE GROUP, INC.
                (Name of Registrant as Specified In Its Charter)


                     (Name of Person Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):
/X/      No fee required.
/ /      Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

         1. Title of each class of securities to which transaction applies:

                  --------------------------------------------------------------
         2.       Aggregate number of securities to which transaction applies:

                  --------------------------------------------------------------
         3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                  --------------------------------------------------------------
         4.       Proposed maximum aggregate value of transaction:

         5.       Total fee paid:

         Fee paid previously with preliminary materials:

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

         1.       Amount Previously Paid:

                  --------------------------------------------------------------
         2.       Form, Schedule or Registration Statement no.:

                  --------------------------------------------------------------
         3.       Filing Party:

                  --------------------------------------------------------------
         4.       Date Filed:

                  --------------------------------------------------------------

                          THE SEIBELS BRUCE GROUP, INC.
                            COLUMBIA, SOUTH CAROLINA

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 20, 1998

              TO THE SHAREHOLDERS OF THE SEIBELS BRUCE GROUP, INC.:

     Notice is hereby given that the Annual Meeting of Shareholders (the "Meeting") of The Seibels Bruce Group, Inc. ("SBIG" or the "Company"), will be held at the offices of the Company at 1501 Lady Street, Columbia, South Carolina 29201, at 11:00 a.m., on Wednesday, May 20, 1998 for the purpose of considering and acting upon the following:

     1) The election of five (5) directors to hold office until the 2001 Annual Meeting of Shareholders or until his/her successor shall be elected and shall qualify (Proposal 1);

     2) The ratification of the Board's appointment of Arthur Andersen LLP as auditors of the Company's books and records for the fiscal year ending December 31, 1998 (Proposal 2);

     3)       The proposal to fix the number of directors at 13
              (Proposal 3);

     4) The proposal to adopt an amendment to the Company's Articles of Incorporation to increase the authorized common stock of the Company, par value $1.00 per share (the "Common Stock"), from 12,500,000 to 20,000,000 shares (Proposal 4);

     5) The proposal to amend the 1996 Stock Option Plan for Employees (the "Incentive Plan") to increase the aggregate number of shares available for issuance under the Incentive Plan from 1,250,000 to 2,500,000 shares of Common Stock (Proposal 5); and

     6) The transaction of such other business as may properly and lawfully come before the Meeting or any adjournment thereof.

     All of the foregoing is more fully set forth in the Proxy Statement accompanying this Notice.

     The transfer books of the Company will close as of the end of business on March 23, 1998 (the "Record Date") for purposes of determining shareholders who are entitled to notice of and to vote at the Meeting, but will not be closed for any other purpose.

     All shareholders are cordially invited to attend the Meeting in person. If you cannot attend the Meeting, please take the time to promptly sign, date and mail the enclosed proxy in the envelope we have provided. If you attend the Meeting and decide that you want to vote in person, you may revoke your proxy. The Board of Directors recommends that you vote in favor of the nominees for directors and the described proposals to be considered at the Meeting.

                                            By Order of the Board of Directors

                                            /s/ Priscilla C. Brooks
                                            -------------------------
                                            Priscilla C. Brooks
                                            Corporate Secretary

April 13, 1998

THE ACCOMPANYING PROXY FORM IS SOLICITED BY THE BOARD OF DIRECTORS AND IS REVOCABLE AT ANY TIME PRIOR TO BEING EXERCISED. THE PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS THEREON. IF A CHOICE IS NOT INDICATED, HOWEVER, THE PROXY WILL BE VOTED IN FAVOR OF THE NOMINEES FOR DIRECTORS, IN FAVOR OF THE DESCRIBED PROPOSALS TO BE CONSIDERED AT THE MEETING, AND IN THE BEST JUDGMENT OF THE PROXIES CONCERNING ALL OTHER PROPOSALS CONSIDERED AT THE MEETING.

                          THE SEIBELS BRUCE GROUP, INC.
                                1501 Lady Street
                         Columbia, South Carolina 29201

             PROXY STATEMENT FOR THE ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 20, 1998

General

     This Proxy Statement is furnished to the holders of common stock, par value $1.00 per share (the "Common Stock"), of The Seibels Bruce Group, Inc. ("SBIG" or the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company to be voted at the Annual Meeting of Shareholders (the "Meeting") to be held at the time and place and for the purposes specified in the accompanying Notice of Annual Meeting of Shareholders and at any adjournments thereof. It is anticipated that this Proxy Statement will be mailed to shareholders commencing on or about April 13, 1998.

     When the enclosed proxy is properly executed and returned, the shares which it represents will be voted at the Meeting in accordance with the instructions thereon. In the absence of any such instructions, the shares represented thereby will be voted in favor of the nominees for directors and the described proposals to be considered at the Meeting and in the best judgment of the proxies concerning all other proposals considered at the Meeting.

     Any shareholder who executes and delivers a proxy may revoke it prior to its use by (i) giving written notice of such revocation to the Corporate Secretary of SBIG at Post Office Box One, Columbia, South Carolina 29202, the Company's mailing address; or (ii) executing and delivering to the Corporate Secretary of SBIG (by mail at Post Office Box One, Columbia, South Carolina 29202, or by delivery at 1501 Lady Street, Columbia, South Carolina 29201) a proxy bearing a later date; or (iii) appearing at the Meeting and voting in person.

Annual Report

     The Company's 1997 Annual Report, including Financial Statements, is enclosed with this Proxy Statement. The Form 10-K Annual Report to the Securities and Exchange Commission provides certain additional information. Shareholders may obtain a copy of this Form 10-K Annual Report without charge upon written request addressed to Corporate Secretary, The Seibels Bruce Group, Inc., Post Office Box One, Columbia, South Carolina 29202. If the person requesting a copy is not a shareholder of record, the request must include a representation that he or she is a beneficial owner of the Company's Common Stock.

Expenses of Solicitation

     The cost of soliciting proxies will be borne by the Company. Officers, directors, employees and agents of the Company may solicit proxies by telephone, telegram or personal interview, without additional compensation.

Voting

     Only holders of record of issued and outstanding shares of Common Stock, as of March 23, 1998 (the "Record Date") will be entitled to notice of and to vote at the Meeting. On the Record Date, there were 7,729,489 shares of Common Stock outstanding. Each share of Common Stock is entitled to one vote, except with respect to Proposal 1, as described below.

     In accordance with applicable state law and the Company's Articles of Incorporation and Bylaws, abstentions and "broker non-votes" will be counted for purposes of determining whether a quorum is present. "Broker non-votes" occur when a broker or other nominee holding shares for a beneficial owner does not vote on a proposal because the beneficial owner has not checked the applicable box on the proxy card. With respect to Proposal 1, abstentions and "broker non-votes" will not count as either a vote "FOR" or "AGAINST" such Proposal. With respect to Proposals 2, 3 and 5, abstentions will be considered entitled to vote and thus will have the effect of a vote "AGAINST" such Proposals while "broker non-votes" will not be considered entitled to vote and thus will not be counted as a vote "FOR" or "AGAINST" such Proposals. With respect to Proposal 4, abstentions and "broker non-votes" will have the effect of a vote "AGAINST" such Proposal.

     In connection with Proposal 1, the election of directors, each shareholder is allowed to cumulate his or her votes and cast as many votes as the number of shares he or she holds multiplied by the number of directors to be elected, the same to be cast for any one candidate or distributed among any two or more candidates. For shares to be voted cumulatively, a shareholder who has the right to cumulate his or her votes shall either (1) give written notice of his or her intention to the President or another officer of the Company not less than 48 hours before the time fixed for the Meeting, which notice must be announced in the Meeting before the voting, or (2) announce his or her intention in the Meeting before the voting for directors commences; and all shareholders entitled to vote at the Meeting shall without further notice be entitled to cumulate their votes. Directors will be elected by a plurality of the votes cast.

     If a quorum is present: (i) those five nominees who receive the greatest number of votes cast for the election of directors at the Meeting will become directors of the Company at the conclusion of the tabulation of the votes; (ii) the affirmative vote of the holders of a majority of the shares of Common Stock present in person or by proxy at the Meeting will be required to approve Proposals 2, 3 and 5, and (iii) the affirmative vote of two-thirds of the shares of Common Stock outstanding on the Record Date will be required to approve Proposal 4. Also, in order for Proposal 5 to be approved, Proposal 4 must be approved. If Proposal 4 is not approved by the shareholders, then Proposal 5 will not be approved.

     Participants in the Company's Dividend Reinvestment and Shareholder Purchase Plan (the "DRSP Plan") who have shares of Common Stock registered in their names and who vote those shares on any matter submitted to the Meeting will have all shares credited to their accounts under the DRSP Plan automatically added to that number and voted in the same manner. If such participants do not vote shares registered in their own names, the shares credited to their account in the DRSP Plan will not be voted. An executed proxy will be deemed to include any DRSP shares and will be voted with respect to those shares credited to the participant's account. If a participant desires to vote DRSP Plan shares in person at the Meeting, a proxy for the shares credited to his or her account will be furnished upon written request received by the Company, at the address set forth on the cover of this Proxy Statement, at least fifteen (15) days prior to the date of the Meeting.

1.   ELECTION OF DIRECTORS (PROPOSAL 1)

     One of the purposes of the Meeting is to elect five (5) directors to serve until the 2001 Annual Meeting of Shareholders.

     Under the Company's Articles of Incorporation, as amended, and Article 3,
Section 2 of the Company's Bylaws, the Board of Directors is divided into three classes which shall be as nearly equal in number as possible, with the members of each class serving for three year terms or until their successors are elected or qualified.

     The shares represented by the proxies solicited hereby will be voted in favor of the election of the persons named below unless authorization to do so is withheld in the proxy. In the event any of the nominees should be unavailable to serve as a director, which contingency is not presently anticipated, it is the intention of the persons named in the proxies to select and cast their votes for the election of such other person or persons as the Board of Directors may designate.

         Pursuant to the terms of the Stock Purchase Agreement dated as of December 22, 1993 (the "Alissa Purchase Agreement") between the Company and Abdullatif Ali Alissa Est. and Saad A. Alissa (the "Alissa Group"), the Alissa Group requested the resignation of their designees to the Board, due to the fact that the number of shares held by the Alissa Group decreased below 25% of the outstanding shares of the Company. On July 1,

1997, Albert H. Cox, Jr. resigned from the Board, and William M. Barilka and Fred S. Clark resigned as of July 24, 1997. On July 24, 1997, A. Crawford Clarkson, Jr. and Susie H. VanHuss, PhD. were appointed by the Board to fill two (2) of the vacancies and James L. Zech was elected on December 9, 1997, by unanimous written consent of the Company's Board, to fill another vacancy on the Board. Mr. Clarkson, Dr. VanHuss and Mr. Zech are being recommended to the shareholders to be elected to a three (3) year term expiring in 2001. Claude E. McCain and Kenneth W. Pavia, whose terms each expire at the Meeting, are being recommended to the shareholders to be elected to a three
(3) year term expiring in 2001.

     All nominees for election to the Board of Directors are considered and recommended by a Nominating Committee of the Board of Directors. (See "Committees of the Board of Directors.") The full Board of Directors considers the recommendations of that Committee and recommends the nominees to the shareholders. The Company has no procedure whereby nominations are solicited or accepted from shareholders, but the Nominating Committee will consider nominees whose names and business experience are submitted in writing by shareholders to the Corporate Secretary of the Company.

Vote Required and Board Recommendation

     The affirmative vote of a plurality of votes cast is required to elect directors. The Board of Directors recommends a vote FOR each of the nominees listed below.

     The following information is set forth with respect to the five (5) nominees for election to be directors as well as the other members of the Board of Directors.

     Name, Age and Principal Employment for Past Five Years                              Director
                                                                                          Since

Nominees for Election to Hold Office until the 2001
Annual Meeting of Shareholders:

A. Crawford Clarkson, Jr., 78, is currently a director of the Company. He                1997
is a Certified Public Accountant and attorney. Mr. Clarkson served as
Commissioner of the South Carolina Tax Commission from 1987 until 1995, of which he was appointed Chairman in 1992. Prior to 1987, he was a senior partner of the
CPA firm of Clarkson, Harden & Gantt, which eventually combined with other firms to become Ernst & Young.

Claude E. McCain, 73, is currently a director of the Company. He is also                 1995
Chairman of H.C. McCain Agency, Inc., President of McCain Realty, Inc. and
President of Insurance Finance Company, Inc. He was formerly a member of the
South Carolina State Insurance Commission for 15 years, 10 of which he served as
Chairman. Mr. McCain has been in the insurance business since 1946.

Kenneth W. Pavia, 55, is currently a director of                                         1995
the Company. He is General Partner of Bolero Investment Group, a position he has held since 1994. He also holds the office of Chairman of FHI, Inc., a securities holding company and Fiduciary Leasco, Inc., a leasing company, a position held since 1985.

Susie H. VanHuss, PhD., 58, is currently a director of the Company. She                  1997
currently serves as Executive Director of the USC Foundations at the University
of South Carolina. From 1974 through 1997, Dr. VanHuss served as a Professor and as Program Director of management at the University of South Carolina. Prior to serving as Program Director, she served as Interim Dean of the School of
Business Administration, also at the University of South Carolina.

     James L. Zech, 40, is currently a director of the Company. He currently             1997
holds the office of President of the High Ridge Capital LLC, a position he has held since August 1995. From 1992 through 1995, Mr. Zech was Managing Director of S. G. Warburg & Co., Inc. He also is a director of Front Royal Group, Inc. a privately held company based in Raleigh, N.C., and Acoridia, Inc., based in
Indianapolis Indiana.



    Name, Age and Principal Employment for Past Five Years                              Director Since

Directors Continuing in Office until the 1999 Annual Meeting of Shareholders:

     Walker S. Powers, 43, is currently a director of the Company and has been a             1997
member of the management of SADISCO Corporation, an automobile salvage company based in Florence, South Carolina ("SADISCO") since 1975. Mr. Powers served as
SADISCO's President from 1993 through 1994. Mr. Powers was designated by the
Powers Group to serve on the Board of Directors. Walker S. Powers is the son of
Charles H. Powers.

     Ernst N. Csiszar, 47, is currently a director and since June 1995 has held               1995
the office of President and since January 1996 has held the office of Chief
Executive Officer of the Company and all of its subsidiaries. From 1988 until
1997, He served as a visiting professor at the School of Business, University of
South Carolina. Prior to 1988, he served as Managing Director of Holborn
Holdings Limited, an international merchant banking firm based in Geneva,
Switzerland.

     John P. Seibels, 56, is currently a director of the Company. He also holds              19691
a directorship with Policy Management Systems Corporation. Mr. Seibels has been an investor based in Columbia, South Carolina since March 1963. George R.P.
Walker, Jr. and John P. Seibels are cousins.

     John A. Weitzel, 52, is currently a director and since September 1995 has                1995
held the office of Chief Financial Officer of the Company and all of its
subsidiaries. From April 1985 to November 1994, he served as Chief Financial
Officer of Milwaukee Insurance Group, Inc. From March through August 1995, Mr.
Weitzel acted as a consultant to the Company.

Directors Continuing in Office until the 2000 Annual
Meeting of Shareholders:

     Charles H. Powers, 71, is currently a director of the Company and is the                 1997
owner and operator of SADISCO, a position he has held since 1964. He is also a
Vice President and Treasurer of Holland Grills, in Apex, North Carolina, and
President of PC Inc., in Myrtle Beach, South Carolina. Walker S. Powers is the
son of Charles H. Powers. Mr. Powers was designated by the Powers Group to serve on the Board of Directors.

     Frank H. Avent, 56, is currently a director of the Company. He is a                      1997
director, President and General Manager of Pepsi Cola Bottling Company of
Florence, South Carolina, a position he has held since 1963. Mr. Avent also serves as a member of the Board of Directors of Atlantic Broadcasting Company,
Carolina Canners, Carotex, and Quality Financial Services. Mr. Avent was
designated to serve on the Board of Directors by the Avent Group.

     George R.P. Walker, Jr., 65, is currently a director of the Company and has              19691
been the owner and operator of Middlefield Farm (Hanoverian horse farm),
Blythewood, South Carolina, for more than the past five years. George R.P.
Walker, Jr. and John P. Seibels are cousins.

     John C. West, 75, is currently Chairman of the Board of Directors of the                 1994
Company. He was the Governor of the State of South Carolina from 1971 to 1975, and currently serves as Professor at the University of South Carolina and as a
practicing attorney. Mr. West also serves as a member of the Board of Directors of Donaldson, Lufkin & Jenrette, Inc.


-----------------
1 Each present director of the Company with election dates prior to October 1978 (when the Company became the parent of the South Carolina Insurance Company ("SCIC"), the Company's principal subsidiary) was formerly a Director of SCIC and the information set forth as to periods prior to 1978 reflects positions with SCIC and the year such Director was first elected to the SCIC Board of Directors.

Committees of the Board of Directors

     The Board of Directors of the Company has five standing committees:
Executive, Audit, Compensation, Investment and Nominating.

     The Executive Committee is currently composed of John C. West (Chairman), Ernst N. Csiszar, Claude E. McCain, Charles H. Powers, John P. Seibels, George R.P. Walker, Jr., and James L. Zech. The Executive Committee exercises the same powers as the Board of Directors, except as otherwise limited by specific prohibitions in South Carolina statutes. The Committee's function is to act in the place of the Board on any matters which require Board action and occur between meetings of the Board. The Executive Committee did not meet during 1997.

     The Audit Committee is currently composed of John P. Seibels (Chairman),
A. Crawford Clarkson, Jr., Claude E. McCain and James L. Zech, none of whom is an officer or employee of the Company. The Committee's functions include recommending independent public accountants to be employed by the Company, reviewing with the independent public accountants their reports and audits, and reporting to the full Board of Directors on their findings. The Audit Committee met two (2) times during 1997.

     The Compensation Committee is currently composed of Kenneth W. Pavia (Chairman), Frank H. Avent, A. Crawford Clarkson, Jr. and Charles H. Powers, none of whom is an officer or employee of the Company. The Committee's functions are to recommend to the full Board the remuneration arrangements for senior executive officers and for members of the Board of Directors, the adoption of compensation plans in which officers and directors are eligible to participate and the granting of stock options or other benefits under such plan. The Compensation Committee met four (4) times in 1997.

     The Investment Committee is currently composed of Claude E. McCain (Chairman), Ernst N. Csiszar and Walker S. Powers. The Committee's functions are to advise the Board of Directors and officers of the Company with respect to investment of the Company's assets and to periodically review, evaluate and report on the performance of the investments of the Company and its subsidiaries. The Investment Committee met five (5) times in 1997.

     The Nominating Committee is currently composed of George R.P. Walker, Jr. (Chairman), Susie H. VanHuss, PhD. and John C. West. The Committee's functions include selecting and recommending nominees for election as new, additional, and replacement directors and reviewing the performance of incumbent directors for nomination for re-election. The Nominating Committee met two (2) times in 1997.

     The Board of Directors met seven (7) times in 1997. In 1997, each of the incumbent directors attended at least 75% of the meetings of the Board and of the Committee(s) of which he or she was a member held during the period for which he or she served.

Security Ownership of the Company

     The following table sets forth, as of January 31, 1998, information regarding the beneficial ownership of the Company's Common Stock by the directors of the Company, nominees for election, each executive officer named in the Summary Compensation Table that appears under "Executive Compensation --Summary Compensation Table," all directors and executive officers as a group and each person known to the Company to own 5% or more of its Common Stock.


Name of Beneficial Owner (and address, with      Amount and Nature of      Percent of Shares of
 respect to non-directors or non-officers)       Beneficial Ownership        Common Stock 1
-----------------------------------------------------------------------------------------------

Frank H. Avent                                        521,250      2               6.52
A. Crawford Clarkson, Jr.                               5,025                      0.07
Ernst N. Csiszar                                       91,669      3               1.17
Claude E. McCain                                        5,016      4               0.06
Kenneth W. Pavia                                        2,500      5               0.03
Charles H. Powers                                    1,890,801    6,7             22.80
Walker S. Powers                                       363,750    6,8              4.64
John P. Seibels                                        154,227    4,9              1.99
Susie H. VanHuss, PhD.                                   1,775                     0.02
George R.P. Walker, Jr.                                129,214    4,10             1.67
John A. Weitzel                                         33,333    11               0.43
John C. West                                            95,194    12               1.22
James L. Zech                                          703,124    6,13             8.34


--------
1 The numbers shown include the shares which are not currently outstanding but which certain shareholders are entitled to acquire or will be entitled to acquire within 60 days.

2 Includes 10,000 shares of Common Stock and 11,250 shares of Common Stock underlying certain options for which Mr. Avent has sole voting power and 250,000 shares of Common Stock and 250,000 shares of Common Stock underlying certain options as to which he has shared voting power beneficially owned (shared voting and disposition power) by Pepsi Cola Bottling Company of Florence, South Carolina ("PepsiCo"). Mr. Avent has informed the Company that he is the President and General Manager of PepsiCo. Mr. Avent's address is Post Office Box 3886, Florence, South Carolina 29502. Excludes an aggregate of 30,000 shares of Common Stock and 30,000 shares of Common Stock underlying certain options owned by Mr. Avent's three daughters, of which shares he holds neither sole nor shares voting or dispositive power and, therefore, disclaims beneficial ownership.

3   Includes 91,669 shares of Common Stock underlying certain options.

4   Includes 3,750 shares of Common Stock underlying certain options.

5   Includes 2,500 shares of Common Stock underlying certain options.

6 The Powers Group, in a Stock Option Purchase Agreement dated November 20, 1997 by and among The Seibels Bruce Group, Inc., Charles H. Powers,
    Walker S. Powers, Rex Huggins, Jane Huggins and High Ridge Capital Partners LLC, High Ridge Capital Partnership (the "Agreement") sold rights to certain options pursuant to the Stock Option Agreement dated January 30, 1996, by and among The Seibels Bruce Group, Inc., Charles H. Powers, Walker S. Powers, Rex Huggins and Jane Huggins. Under the Agreement, the Powers Group sold rights to 1,406,248 stock options under the same terms as set out in the Agreement dated January 30, 1996, and issuable upon the exercise of said options. Of the 1,406,248 stock options, 703,124 are pending approval of certain regulatory authorities. Once approval is received, the remainder of the Agreement will be consummated and the options will be transferred to High Ridge Partnership, in accordance with the Agreement. In addition, the Powers Group also sold certain rights under a similar Agreement dated November 20, 1997, by and among The Seibels Bruce Group, Inc., Charles H. Powers, Walker S. Powers, Rex and Jane Huggins and IBS Consulting LLC, of certain option rights issuable upon the exercise of options pertaining to 156,250 stock options. This transaction has been consummated.

7 Includes 1,327,051 shares of Common Stock and 562,500 shares of Common Stock underlying certain options pending regulatory approval as to certain Agreements, and 1,250 shares of Common Stock underlying certain options. Excludes 62,500 shares of Common stock and 28,124 shares of Common Stock underlying certain options pending regulatory approval, held by Mr. Powers' daughter and son-in-law, of which shares, he holds neither sole nor shares voting or dispositive power and, therefore, disclaims beneficial ownership.

8 Includes 250,000 shares of Common Stock and 112,500 shares of Common Stock underlying certain options pending regulatory approval, and 1,250 shares of Common Stock underlying certain options.

9 Excludes 2,253 shares of Common Stock held by Mr. Seibels' wife, of which shares he holds neither sole nor shared voting or dispositive power and, therefore, disclaims beneficial ownership.

10 Excludes 11,389 shares of Common Stock held by Mr. Walkers's wife, of which shares he holds neither sole nor shared voting or dispositive power and, therefore, disclaims beneficial ownership.

11  Includes 28,333 shares of Common Stock underlying certain options.

12  Includes 86,669 shares of Common Stock underlying certain options.

13 The share ownership for (i) High Ridge LLC is jointly filed with (ii) High Ridge Capital Partnership, (iii) HRC General Partner Limited Partnership,
    (iv) James L. Zech and (v) Steven J. Tynan. The information was reported on Form 13D dated November 26, 1997 and filed with the Securities and Exchange Commission. Excludes


Name of Beneficial Owner (and address, with      Amount and Nature of     Percent of Shares of
 respect to non-directors or non-officers)       Beneficial Ownership       Common Stock 14
-----------------------------------------------------------------------------------------------

Steven M. Armato                                       24,999  15                  0.32
Michael A. Culbertson                                  22,449  16                  0.29
James P. Donnelly                                      12,793  17                  0.17
Robert L. Lippert                                      20,842  18                  0.27
All Directors, Nominees for                         4,077,961  19                 42.27
Director and Executive
Officers as a Group

Principal Holders
Avent Group                                           818,750  20                 10.06
Franklin Resources, Inc.                              587,500  21                  7.60
Goldman Sachs & Co.                                   520,500  22                  6.73
High Ridge Capital, LLC                               703,124                      8.34
Powers Group                                        2,345,175  23                 27.80
Wellington Management Company LLP                     430,000  24                  5.56



*All numbers reflect a one for four reverse stock split effected April 10, 1997.

------------------------------------------------------------------------------

    703,124 shares of Common Stock underlying certain options which are subject to regulatory approval. Once regulatory approval is received the transaction will be consummated. The principal address for (i), (ii),
    (iii), (iv), and (v) is 107 Elm Street, Four Stamford Plaza, Post Office Box 120043, Stamford, Connecticut 06912-0043.

14 The numbers shown include the shares which are not currently outstanding but which certain shareholders are entitled to acquire or will be entitled to acquire within 60 days.

15 Excludes 2,500 shares held by Mr. Armato's wife, of which shares he holds neither sole nor shared voting or dispositive power and, therefore, disclaims beneficial ownership and includes 16,198 shares of Common Stock underlying certain options.

16  Includes 16,198 shares of Common Stock underlying certain options.

17  Includes 9,499 shares of Common Stock underlying certain options.

18  Includes 13,948 shares of Common Stock underlying certain options.

19 Includes 1,918,138 shares of Common Stock underlying certain options as held by the above individuals.

20 Includes 260,000 shares of Common Stock and 261,250 shares of Common Stock underlying certain options for which Mr. Frank Avent, a director of the Company, either owns individually or shares voting and dispositive power and (ii) 148,750 shares of Common Stock and 148,750 shares of Common Stock underlying certain options which are owned by other members of the Avent Group. The address for the Avent Group is Post Office Box 3886, Florence, South Carolina 29502.

21 The share ownership for Franklin Resources, Inc. is based on a Form 13G dated February 9, 1998 and filed with the Securities and Exchange Commission. The shares owned by (i) Franklin are beneficially owned by
    (ii) Charles B. Johnson, a principal shareholder of Franklin, and (iii) Rupert H. Johnson, Jr., a principal shareholder of Franklin, and (iv) Franklin Advisers, Inc., investment advisor for Franklin. The principal address for (i), (ii) and (iii) is 777 Mariners Island Boulevard, San Mateo, California 94404, and the principal address for (iv) is One Parker Plaza, Sixteenth Floor Fort Lee, New Jersey 07024.

22 The share ownership for (i) Goldman, Sachs & Co. is jointly filed with the (ii) Goldman Sachs Group, LP and (iii) Goldman Sachs Trust on behalf of GS Small Cap Value Fund based on a Form 13G dated February 17, 1998 and filed with the Securities and Exchange Commission. The principal address for (i) and (ii) is 85 Broad Street, New York, New York 10004 and he principal address for (iii) is 1 New York Plaza, New York, New York 10004.

23 Includes (i) 1,327,051 shares of Common Stock and 563,750 shares of Common Stock underlying certain options which are owned by Mr. Charles H. Powers, a director of the Company, (ii) 250,000 shares of Common Stock and 113,750 shares of Common Stock underlying certain options which are owned by Walker S. Powers, a director of the Company, and (iii) 62,500 shares of Common Stock and 28,124 shares of Common Stock underlying certain options owned by Mr. Charles Powers' daughter and son-in-law. The address for the Powers Group is Post Office Box 6525, Florence, South Carolina 29502.

24 The share ownership for Wellington Management Company, LLP is based on information provided in a 13G dated February 10, 1998 and filed with the Securities and Exchange Commission. Amount beneficially owned is 430,000 with shared voting power of 280,000 and shared power to dispose or to direct the disposition of 430,000. The principal address is 75 State Street, Boston Massachusetts 02109

                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Compensation of Directors

     In 1997, the Company paid quarterly to each director who was not a full-time employee of the Company a retainer fee of $500 per month plus $750 for each meeting of the Board at which the director was present, and a fee of $500 for each meeting of a Board Committee which he attended. A fee of $1,000 is paid to a director who serves as a Chairman of a Board Committee for attendance at such meeting. Pursuant to the Company's 1995 Stock Option Plan for Non-Employee Directors, on June 16, 1997, each non-employee director serving on that date was granted a non-statutory stock option with a right to buy 1,250 shares of Common Stock. The exercise price of each option is $7.1875, which was 100% of the fair market value per share of Common Stock on the date the option was granted. Employee directors receive no compensation for Board services. The Chairman of the Board, John C. West, does not receive any additional director compensation in connection with his position as Chairman of the Board of Directors but does receive a salary as an employee of the Company.

Compensation of Executive Officers

     The following table sets forth, for the years ended December 31, 1997, 1996 and 1995, the cash compensation paid by the Company and its subsidiaries, as well as certain other compensation paid or accrued for those years, to each of the Chief Executive Officers and the four most highly compensated executive officers of the Company and such subsidiaries, other than the Chief Executive Officer, whose compensation was in excess of $100,000 (the "Executive Group"), in all capacities in which they serve.

                                            Summary Compensation Table
                                            ---------------------------



                                                                          Long-Term Compensation
                                                                     ---------------------------------
                                         Annual Compensation                 Awards            Payouts
                                   --------------------------------  -----------------------   -------
                                                                     Restricted   Securities
                                                      Other Annual      Stock     Underlying     LTIP      All Other
 Name and Principal                 Salary     Bonus  Compensations     Award       Option     Payouts    Compensation
    Position                Year     ($)        ($)        ($)           ($)          (#)        ($)           ($)
----------------------------------------------------------------------------------------------------------------------
John C. West ............   1997   108,000         0           0          0              0            0         0
Chairman of the Board ...   1996    86,954    25,000           0          0         50,001            0         0
                            1995   141,785         0      15,625 1        0         70,001            0         0


Ernst N. Csiszar ........   1997   225,000         0           0          0              0            0         0
President and Chief .....   1996   144,000    50,000           0          0         50,001            0         0
Executive Officer .......   1995   119,154         0           0          0         75,001            0         0

John A. Weitzel .........   1997   165,600         0      20,000          0              0            0         0
Chief Financial  Officer    1996   144,000    25,000           0          0         25,000            0         0
                            1995    33,231         0           0          0         25,000            0         0


James P. Donnelly .......   1997   107,477         0           0     10,500         25,147            0         0
Chief Information Officer

Michael A. Culbertson ...   1997   103,505         0       5,308     11,495         34,104            0         0
Senior Vice President

Steven M. Armato ........   1997   103,505         0       2,289     11,495         34,103            0         0
Vice President-Adm

Robert L. Lippert .......   1997   103,505     7,500           0     11,495         34,005            0         0
Vice President


-------
1 The amount shown represents the dollar value of the difference between the price paid by the executive officer for shares upon the exercise of stock options and the fair market value at the date of exercise.

Option Grants

     During the year ended December 31, 1997, the Company granted a total of 75,250 stock options to certain members of the Executive Group pursuant to the Company's 1996 Stock Option Plan for Employees. The following table sets forth the grants during the year ended December 31, 1997.

                      Options/SAR Grants During the Year Ended December 31, 1997
                      ----------------------------------------------------------


                            Number of        Percent of
                            Securities         Total                                        Potential Realizable Value at
                            Underlying        Options/       Exercise                       Assumed Rates of Stock Price
                             Options/          SARs          or  Base                       Appreciation for Option Term
                              SARs           Granted to       Price         Expiration                   ($)
 Name                       Granted (#)      Employees      ($/Share)         Date               5% 1            10%
-------------------------------------------------------------------------------------------------------------------------
John C. West                      0              0%              N/A               N/A            N/A            N/A

Ernst N. Csiszar                  0              0%              N/A               N/A            N/A            N/A

John A. Weitzel                   0              0%              N/A               N/A            N/A            N/A

James P. Donnelly             2,500           1.01%            $8.25         1/02/2002         $5,699        $12,592
                              7,000           2.82%           $10.00         4/28/2002             $0         $1,869
                              7,000           2.82%           $16.00         4/28/2002             $0             $0
                              7,000           2.82%           $22.00         4/28/2002             $0             $0

Michael A. Culbertson         5,750           2.32%           $10.00         4/28/2002             $0         $1,536
                              5,750           2.32%           $16.00         4/28/2002             $0             $0
                              5,750           2.32%           $22.00         4/28/2002             $0             $0

Steven M. Armato              5,750           2.32%           $10.00         4/28/2002             $0         $1,536
                              5,750           2.32%           $16.00         4/28/2002             $0             $0
                              5,750           2.32%           $22.00         4/28/2002             $0             $0

Robert L. Lippert             5,750           2.32%           $10.00         4/28/2002             $0         $1,536
                              5,750           2.32%           $16.00         4/28/2002             $0             $0
                              5,750           2.32%           $22.00         4/28/2002             $0             $0

--------
1   Assumed for illustrative purposes only.

Option Exercises and Year-End Holdings

     During the year ended December 31, 1997, members of the Executive Group exercised a total of 5,000 stock options. The following table sets forth certain information with respect to unexercised stock options held by the Executive Group as of December 31, 1997.

                          Aggregated Option/SAR Exercises During the Year
                     Ended December 31, 1997 and 1997 Year-End Option/SAR Values
                     -----------------------------------------------------------


                            Shares
                           Acquired                        Number of Securities          Value of Unexercised
                              On          Value           Underlying Unexercised       In-The-Money Options/SARs
                           Exercise      Realized        Options/SARs at Year-End        at Fiscal Year- End
     Name                     (#)          ($)         (#) Exercisable/Unexercisable   Exercisable/Unexercisable
----------------------------------------------------------------------------------------------------------------
John C. West                    0            N/A               86,669/33,333                 $105,001/$0

Ernst N. Csiszar                0            N/A               91,669/33,333                $125,001/$0

John A. Weitzel             5,000        $20,000               28,333/16,667                 $85,000/$0

James P. Donnelly               0            N/A                9,499/14,001                      $0/$0

Michael A. Culbertson           0            N/A               16,198/16,102                  $3,484/$0

Steven M. Armato                0            N/A               16,198/16,102                  $3,484/$0

Robert L. Lippert               0            N/A               13,948/15,602                      $0/$0


Employment Agreements

     During 1997, there were no formal employment contracts between any Executive Officer and the Company. Any issue relating to executive compensation would be reviewed by the Compensation Committee, which would recommend a course of action to the Board of Directors.

Report of the Compensation Committee on Executive Compensation

     The Compensation Committee of the Company's Board of Directors is responsible for recommending to the full Board the remuneration arrangements for senior executive officers and for members of the Board of Directors, the adoption of compensation plans in which officers and directors are eligible to participate and the granting of stock options or other benefits under such plan. The primary elements of the Company's executive compensation program have historically consisted of a base salary, a bonus opportunity and stock options. Base salaries are determined, and have at times been increased, by evaluating the responsibilities of the position held and the experience of the executive officer. Overall compensation is based on the Compensation Committee's assessment of prevailing market compensation levels.

     Base Salary. The Compensation Committee reviewed the salaries of John C. West, Ernst N. Csiszar and John A. Weitzel (the "Named Executive Officers"). The Compensation Committee recommended to the Board of Directors that the base salaries as approved for 1997 should remain in place and that the compensation of the Named Executive Officers be reviewed on a six-month basis. The next review should occur on or about June 30, 1998. The Board approved the recommendation.

     Bonus Opportunity. A bonus, if any, is based upon the operations of the Company and recommendations by the Compensation Committee. No bonuses have been paid to the Named Executive Officers based on their performances during 1997.

         Stock Options. The Compensation Committee recommended and the Board approved a grant of options to each of the Named Executive Officers. The Compensation Committee believes stock option grants to these officers (and other employees) promote success by aligning employee financial interests with long-term shareholder value. Stock option grants are based on various subjective factors primarily relating to the responsibilities of the individual Named Executive Officers, their expected future contributions and prior option grants.

     The compensation paid to other executive officers was not determined by this Compensation Committee. Currently, compensation for executive officers other than the Named Executive Officers noted above, is determined by the Chief Executive Officer based on the performance of each individual.

     The foregoing has been provided by the Company's Compensation Committee.

     Kenneth W. Pavia (Chairman)                A. Crawford Clarkson, Jr.
     Frank H. Avent                             Charles H. Powers

     The report of the Compensation Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended (together, the "Acts"), except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

Compensation Committee Interlocks and Insider Participation

     None of the members of the Compensation Committee is or was formerly an officer or employee of the Company or any of its subsidiaries.

Stock Performance Chart

         The following chart compares the yearly percentage change in the cumulative total shareholder return on the Company's Common Stock during the five years through December 1997 with the cumulative total return on the NASDAQ Stock Market (U.S. companies) Index and the NASDAQ Fire, Marine and Casualty Insurance Stock Index.

                Comparison of Five Year-Cumulative Total Returns
                              Performance Graph for
                          The Seibels Bruce Group Inc.

     Prepared by the Center for Research in Security Prices
     Produced on 02/20/98 including data to 12/31/97

                               [GRAPHIC OMITTED]


Legend
Symbol       CRSP Total Returns Index for:         12/31/92 12/31/93 12/30/94 12/29/95 12/31/96  12/31/97
------       -----------------------------         -------- -------- -------- -------- --------  --------
 o  The Seibels Bruce Group Inc. .......            100.0    93.3     133.3    80.0     110.0     100.0
 e  NASDAQ Stock Market (US Companies) .            100.0    114.8    112.2   158.7     195.2     239.5
 _  NASDAQ Stocks (SIC 6330-6339 US Companies       100.0    103.0     99.1   139.0     150.7     228.9
    Fire, Marine, and Casualty Insurance


Notes:
   A. The lines represent monthly index levels derived from compounded daily returns that include all dividends.
   B. The indexes are reweighted daily, using the market capitalization on the previous trading day.
   C. If the monthly interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.
   D. The index level for all series was set to $100.0 on 12/31/92.

     The stock price performance graph shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Acts, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

Certain Transactions

     In February 1997, the Company received a promissory note by Michael D. Faoro and Jeanne L. Faoro in exchange for $125,100. At that time, Mr. Faoro was the Company's Group Vice President of Risk Operations. The Promissory Note was paid in full in March, 1997, including interest at a rate of 7.5%.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers, directors and persons who own more than ten percent of the Company's equity securities to file initial reports of ownership and changes in ownership with the Securities and Exchange Commission and to furnish the Company with all such forms they file. Based solely on the Company's review of the forms it has received and on written representations from certain reporting persons that no such forms were required for them, the Company believes that for the fiscal year ended December 31, 1997, the Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were in compliance, with the exception of Charles H. Powers who filed a late Form 4 relating to certain shares transferred.

2. RATIFICATION OF SELECTION OF ARTHUR ANDERSEN LLP TO BE INDEPENDENT ACCOUNTANTS FOR THE COMPANY (PROPOSAL 2)

     One of the purposes of the Meeting is to ratify the selection of independent accountants to audit the books, records, and accounts of the Company and its subsidiaries for the year ending December 31, 1998. Arthur Andersen LLP has served as the Company's independent accountants since December 28, 1992. On January 29, 1998, acting on the recommendation of the Audit Committee, the Board of Directors adopted resolutions directing the employment of Arthur Andersen LLP to audit the books, records, and accounts of the Company for 1998 and the submission of the selection to the shareholders for ratification. Accordingly, the Board recommends the adoption of the following resolution:

     RESOLVED, that the selection by the Board of Directors of the firm of Arthur Andersen LLP to audit the books, records, and accounts of the Company and its subsidiaries for the year ending December 31, 1998, be ratified.

     A representative of Arthur Andersen LLP is expected to be present at the Meeting and will have the opportunity to make a statement, and will be available to answer questions from Shareholders. Approval by the Shareholders of the appointment of independent auditors is not required but the Board deems it desirable to submit this matter to the Shareholders. If holders of a majority of the Shares of Common Stock present and entitled to vote at the Meeting should not approve the selection of Arthur Andersen LLP, the Board will consider the selection of another accounting firm.

Vote Required and Board Recommendation

     The affirmative vote by the holders of a majority of the votes cast in person or by proxy at the Meeting is required for approval of Proposal 2. The Board of Directors recommends a vote FOR ratification of the appointment of independent accountants.

3.   APPROVAL TO FIX THE NUMBER OF DIRECTORS AT THIRTEEN (13).

     The business corporation laws of South Carolina generally provide that if a board of directors has the power under a company's articles of incorporation or bylaws to fix or change the number of directors, the board may increase or decrease by 30% or less the number of directors last approved by the company's shareholders, but only the Company's shareholders may increase or decrease by more than 30% the number of directors last approved by the shareholders.

     The number of directors was fixed by the Shareholders at the annual meeting held December 12, 1996 at eighteen (18) to accommodate certain stock purchase agreements involving the Company. Since that time, the

Board, in accordance with the Company's Articles of Incorporation, fixed the number of directors at thirteen (13). Acting on the recommendation of its nominating committee, the Board recommends that the Shareholders at the Meeting decrease the approved size of the Board from eighteen (18) to thirteen (13). Accordingly, the Board recommends adoption by the Shareholders of the following resolution:

     RESOLVED, that the number of directors of the Company be decreased from eighteen (18) to thirteen (13).

Vote Required and Board Recommendation

     The affirmative vote by the holders of a majority of the outstanding shares of Common Stock of the Company is needed for the adoption of the decrease in directors to thirteen (13). The Board of Directors recommends a vote FOR this proposal.

4. APPROVAL OF INCREASE IN NUMBER OF AUTHORIZED SHARES OF COMMON STOCK (PROPOSAL 4)

     The Board has determined that an amendment (the "Common Stock Increase Amendment") to the Company's Articles of Incorporation to increase the authorized number of shares of Common Stock from 12,500,000 to 20,000,000 is in the best interests of the Company. At the close of business on the Record Date, 7,729,489 shares of Common Stock were outstanding. Pursuant to certain Stock Option Purchase Agreements by and among the Company and certain Groups, there are options outstanding to be purchased totaling 1,562,498. Pursuant to the Avent Purchase Agreement, the Avent Group has options to purchase 408,750 shares. In addition, the Company has adopted a number of stock option plans (the "Option Plans"), which contemplate the issuance of up to 1,625,000 shares currently, or 2,875,000 if Proposal 5 is approved by shareholders, upon the exercise of the options covered thereby or upon the award of shares to employees. Also, pursuant to the acquisition of The Innovative Company, which included Universal Insurance Company, in December 1997, special stock was issued in the amount of 220,000 shares, which is convertible into 275,000 shares of Common Stock of the Company. The Company recently concluded an acquisition, whereby 50,000 shares of special stock was issued, which is convertible into 62,500 shares of Common Stock. Therefore, 610,461 shares remain available for future issuance as of the close of business on the Record Date.

     If the Common Stock Increase Amendment is adopted, the Board will have authority, without further shareholder approval, to determine the exact timing of and to effect the Common Stock Increase Amendment. The Company expects to implement the Common Stock Increase Amendment promptly following the Meeting. If approved, the increased number of authorized shares of Common Stock will be available for issuance from time to time for such purposes and consideration as the Board may approve. No further vote of the Shareholders of the Company will be required, except as provided under South Carolina law or the rules of any exchange on which the shares may in the future be traded. The availability of additional shares for issuance, without the delay and expense of obtaining the approval of Shareholders at a special meeting, shall provide the Company additional shares of Common Stock for issuance in any future merger or acquisition as well as providing the Company with the means of raising additional capital if future circumstances so require.

     The additional shares of Common Stock for which authorization is sought would be identical to the shares of Common Stock currently authorized. Holders of Common Stock do not have preemptive rights to subscribe to additional shares of Common Stock, which may be issued by the Company.

     While this proposal is not designed to deter or prevent a change in control, under certain circumstances, the Company could use the additional shares of Common Stock (as it could use the currently authorized, but unissued shares of Common Stock or Preferred Stock) to create voting impediments or to frustrate persons seeking to effect a takeover or otherwise gain control of the Company or to dilute the public ownership of the Company and thereby to protect the continuity of the Company's management. The Company could also privately place any such shares with purchasers who might favor the Board in opposing a hostile takeover bid, although the Company has no present intention to do so and has no present knowledge of any such takeover efforts.

Vote Required and Board Recommendation

     The affirmative vote by the holders of two-thirds of the outstanding shares of Common Stock of the Company is needed for the adoption of the Common Stock Increase Amendment. The Board of Directors recommends a vote FOR this proposal.

5. APPROVAL OF INCREASE IN NUMBER OF AGGREGATE SHARES OF COMMON STOCK PURSUANT TO THE 1996 STOCK OPTION PLAN FOR EMPLOYEES (PROPOSAL 5)

     The Board has approved and recommends for approval a proposal to amend the Company's 1996 Stock Option Plan for Employees (the "Incentive Plan") to increase by 1,250,000 the number of shares of Common Stock available for grant under such plan such that the total number of shares of Common Stock available for grant under such plan is 2,500,000. The full text of the Incentive Plan, as amended, is set forth as Annex A to this Proxy Statement.

     As of December 31, 1997, options to purchase a total of 731,358 shares of Common Stock with exercise prices ranging from $3.25 to $22.00 per share were outstanding under the Incentive Plan.

     The Board has determined that the amendment to the Incentive Plan are in the best interests of the Company and its Shareholders. The proposed amendment to increase the number of shares of Common Stock available for grant under the Incentive Plan would provide additional shares for grant to employees of the Company. The Board believes that grants of incentive awards pursuant to the Incentive Plan are an effective method to attract and retain employees and that the availability of shares for future grants under the Incentive Plan is important to the Company's business prospects and operations. Except for this amendment, if approved by the affirmative vote of the holders of a majority of the shares of Common Stock present in person or by proxy at the Meeting, the Incentive Plan will remain unchanged.

Description of the Incentive Plan

     The following description of the Incentive Plan, giving effect to the proposed amendment, is a summary and is qualified in its entirety by reference to the text of the Incentive Plan. The Incentive Plan was approved by the Company's shareholders on June 15, 1996. If not sooner terminated by the Board of the Company, the Incentive Plan will terminate at the close of business on December 31, 2005. The Board may, however, terminate the Incentive Plan or may amend the Plan in such respects as it deems advisable (subject to certain qualifications set forth in the Incentive Plan).

     Stock Subject to the Incentive Plan. The Incentive Plan provides for the issuance of either stock options, restricted stock or incentive stock. Upon amendment of the Incentive Plan, the maximum number of shares of Common Stock that may be issued pursuant to the Incentive Plan is 2,500,000. Prior to amendment, the maximum number of shares of Common Stock that may granted pursuant to the Incentive Plan is 1,250,000.

     Administration. The Incentive Plan is administered by a committee (the "Committee") comprised of at least three directors of the Company who are not eligible to participate in the 1996 Plan or any similar plan of the Company (other than the Company's 1995 Directors' Plan). The Committee is the Compensation Committee of the Company's Board unless another committee is appointed by the Board. The Committee has the power to interpret and construe the Incentive Plan and to determine the terms and provisions of each agreement evidencing an incentive award and to make all other determinations the Committee deems necessary or advisable in administering the Incentive Plan.

     Eligibility. Awards can be made to all present and future employees of the Company or its subsidiaries and any consultant to the Company. The Committee has the power and complete discretion to select eligible employees to receive incentive awards and to determine for each employee the terms and conditions, the nature of the award and the number of shares to be allocated to each employee as part of each Incentive Award.

     Options. Options to purchase shares of Common Stock granted under the Incentive Plan may be "incentive stock options" or "non-statutory stock options." Incentive stock options qualify for favorable income tax treatment under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), while non-statutory stock options do not. Only employees are eligible for the grant of incentive stock options. The option price of Common Stock covered by an incentive stock option may not be less than 100% (or, in the case of an incentive stock option granted to a 10% shareholder, 110%) of the fair market value of the Common Stock on the day of the option grant. The option price of Common Stock covered by a non-statutory option may not be less than 100% of the fair market value of the Common Stock on the date of the grant. The value (determined at the date of grant) of Common Stock covered by incentive stock options exercisable by a participant for the first time in any calendar year under the Incentive Plan or any other similar plan maintained by the Company is limited to $100,000. Options may only be exercised at such times as may be specified by the Committee, provided that incentive stock options may not be exercised after the first to occur of (i) ten years (or, in the case of an incentive stock option granted to a 10% shareholder, five years), (ii) three months from the optionee's termination of employment with the Company for reasons other than death or disability, or
(iii) one year from the optionee's termination of employment on account of death or disability.

     Exercise of Options. A recipient employee may exercise options received pursuant to the Incentive Plan by the giving of written notice of such exercise to the Company. Such notice must state the number of shares the employee has elected to purchase and will be effective only if accompanied by the exercise price in full in cash. Options must always be granted and exercised in such a manner as to conform to the provisions of Rule 16b-3 of the Securities Exchange Act of 1934, as amended ("Rule 16b-3"). Options are exercisable only by the employee, during his or her lifetime, subject to certain exceptions set forth in the Incentive Plan.

     Transferability of Options. Options, by their terms, shall not be transferable except by will or by the laws of descent and distribution or, in the case of non-statutory stock options and if permitted by Rule 16b-3, pursuant to a qualified domestic relations order as defined in Section 414(p) of the Code.

     Restricted Stock. Restricted stock issued pursuant to the Incentive Plan is subject to the following restrictions: (i) none of such shares may be sold, transferred, pledged or otherwise encumbered or disposed of until the restrictions on such shares have lapsed or been removed under the provisions of the Incentive Plan; and (ii) if a holder of restricted stock ceases to be employed by the Company, he or she will forfeit any shares of restricted stock on which the restrictions have not lapsed or been otherwise removed. The Committee will establish as to each share of restricted stock issued under the Incentive Plan the terms and conditions upon which the restrictions on such shares shall lapse.

     Incentive Stock. The Committee may establish performance programs with fixed goals and designate employees as eligible to receive incentive stock if the goals are achieved. Incentive shares will only be issued in accordance with the program established by the Committee. More than one performance program may be established by the Committee and they may operate concurrently or for varied periods of time and a participant may participate in more than one program at the same time. A participant who is eligible to receive incentive stock has no rights as a shareholder until the shares are received.

     Additional Provisions. Adjustments will be made in the number of shares which may be issued under the Incentive Plan if a future stock split, stock dividend, stock combination, recapitalization, merger, consolidation or other similar transaction which affects the character or amount of the outstanding Common Stock occurs.

     Change in Control. The Committee may, in its discretion, grant options that by their terms become fully exercisable upon the occurrence of one of the following events: (i) the acquisition, subject to certain exceptions as set forth in the plan, by a group (as defined under the Securities Exchange Act of 1934, as amended) of beneficial ownership of 45% or more of the Common Stock or voting power of the Company; (ii) an election of new directors if immediately following such election a majority of the Company's Board of Directors consists of persons who were not nominated by the Board or the nominating committee thereof to stand for election as directors in such election; (iii) approval by the shareholders of the Company of a reorganization, merger or consolidation, in each case, in which the owners of more than 50% of the Common Stock or the voting power of the Company do not, following such event, beneficially own (directly or indirectly) more than 50% of the Common Stock or voting power of the Company resulting from such event; or (iv) a complete liquidation or dissolution of the Company or of its sale or other disposition of all or substantially all of the Company's assets. If the Company is a party to a merger in which it is not the surviving corporation, a transaction that results in the acquisition of substantially all of the

Company's outstanding stock by a single person or entity, or a sale or transfer of substantially all of the Company's assets, the Committee may take such actions with respect to outstanding incentive awards as it deems appropriate.

Estimate of Benefits

     The Incentive Plan is not subject to any of the requirements of the Employee Retirement Income Security Act of 1974 ("ERISA"). The Incentive Plan is not, nor is it intended to be, "qualified" under Section 401(a) of the Code.

     The number of incentive awards that will be awarded under the Plan is not currently determinable.

1997 Grants Under The Incentive Plan

     There were no awards granted under the Incentive Plan to the Named Executive Officers. The following table sets forth the awards granted under the Incentive Plan to the executive officers and other employees, respectively, as a group during the year ended December 31, 1997:


                                                                   Number of Options
Name & Position                                                     Granted in 1997
---------------                                                    ------------------
John C. West, Chairman of the Board ...............................         0
Ernst N. Csiszar, President and Chief Executive Officer ...........         0
John A. Weitzel, Chief Financial Officer ..........................         0
James P. Donnelly, Chief Information Officer ......................    23,500
Michael A. Culbertson, Senior Vice President ......................    17,250
Steven M. Armato, Vice President-Adm ..............................    17,250
Robert L. Lippert, Vice President .................................    17,250
All executive officers (7) and other employees as a Group..........   247,844


     On March 23, 1998, the closing sales price of the Common Stock on the Nasdaq Stock Market was $8.25 per share.

Federal Income Tax

     The rules concerning the federal income tax consequences with respect to the non-statutory stock option, incentive stock option and restricted stock granted and to be granted pursuant to the Incentive Plan are technical, and reasonable persons may differ on the proper interpretation of such rules. Moreover, the applicable statutory and regulatory provisions are subject to change, as are their interpretations and applications, which may vary in individual circumstances. Therefore, the following discussion is designed to provide only a brief, general summary description of the federal income tax consequences associated with such incentive awards, based on a good faith interpretation of the current federal income tax laws, regulations (including certain proposed regulations) and judicial and administrative interpretations. The following discussion does not set forth (i) any federal tax consequences other than income tax consequences or (ii) any state, local or foreign tax consequences that may apply.

     Incentive Stock Options. In general, an employee will not recognize taxable income upon the grant or the exercise of an incentive stock option, unless he or she is subject to the alternative minimum tax rules under the Code. Under the alternative minimum tax rules, an employee may be required to treat an amount equal to the difference between the fair market value of the Common Stock on the date of exercise over the option price as an item of adjustment in computing the employee's alternative minimum taxable income. The Company normally will not be entitled to take an income tax deduction at either the grant or the exercise of an incentive stock option.

     If the employee does not dispose of the Common Stock received pursuant to the exercise of the incentive stock option within either (i) two years after the date of the grant of the incentive stock option or (ii) one year after the date of exercise of the incentive stock option, a subsequent disposition of the Common Stock will result in long-term capital gain or loss to the employee with respect to the difference between the amount realized on the disposition and the option price. The Company will not be entitled to any income tax deduction as a result of such disposition.

     If the employee disposes of the Common Stock acquired upon exercise of the incentive stock option within either of the above-mentioned time periods, then in the year of such disposition, the employee generally will recognize ordinary income, and the Company will be entitled to an income tax deduction (provided the Company satisfies applicable federal income tax reporting requirements), in an amount equal to the lesser of (i) the excess of the fair market value of the Common Stock on the date of exercise over the option price or (ii) the amount realized upon disposition over the option price. Any gain in excess of such amount recognized by the employee as ordinary income would be taxed to the employee as short-term or long-term capital gain (depending on the applicable holding period).

     Non-Statutory Stock Options. An employee will not recognize any taxable income upon the grant of a non-statutory stock option, and the Company will not be entitled to take an income tax deduction at the time of such grant. Upon the exercise of a non-statutory stock option, the employee generally will recognize ordinary income and the Company will be entitled to take an income tax deduction (provided the Company satisfies applicable federal income tax reporting requirements) in an amount equal to the excess of the fair market value of the Common Stock on the date of exercise over the option price. Upon a subsequent sale of the Common Stock by the employee, the employee will recognize short-term or long-term capital gain or loss.

     Restricted and Incentive Stock. In most cases and depending upon the restrictions imposed, an employee will not recognize any taxable income upon the grant of restricted stock, and the Company will not be entitled to take an income tax deduction at the time of such grant. In general, an employee who has received shares of restricted stock will recognize ordinary income in an amount equal to the fair market value of the shares of stock at the time the restrictions lapse or are removed. An employee who receives shares of incentive stock upon meeting performance criteria established by the Committee will recognize ordinary income in an amount equal to the fair market value of the shares of stock on the date of transfer to the employee. The Company generally will be entitled to an income tax deduction equal to the amount of ordinary income recognized by an employee when such ordinary income is recognized by the employee, provided the Company satisfies applicable federal income tax reporting requirements.

Vote Required and Board Recommendation

     The proposed amendment to the Incentive Plan must be approved by the affirmative vote of a majority of the shares of Common Stock present in person or by proxy at the Meeting. The Board of Directors recommends a vote FOR this proposal.

SHAREHOLDER PROPOSALS

     For a shareholder proposal to be presented at the next annual meeting, it must be received by the Company at its principal executive offices not later than December 11, 1998, in order to be included in the proxy statement and proxy form for the 1999 annual meeting. Any such proposal should be addressed to the Company's Corporate Secretary and delivered to the Company's principal executive offices at 1501 Lady Street, Columbia, South Carolina 29201 or mailed to P.O. Box 1, Columbia, South Carolina 29202.

OTHER BUSINESS

     There is no reason to believe that any other business will be presented at this Meeting; however, if any other business should properly and lawfully come before the Meeting, the proxies will vote in accordance with their best judgment.

                                       /s/ Priscilla C. Brooks
                                       Priscilla C. Brooks
                                       Corporate Secretary

                                                                ANNEX A

                          THE SEIBELS BRUCE GROUP, INC.
                      1996 STOCK OPTION PLAN FOR EMPLOYEES

     1. Purpose. The purpose of The Seibels Bruce Group, Inc. 1996 Stock Option Plan For Employees (the "Plan"), is to further the long term stability and financial success of The Seibels Bruce Group, Inc. (the "Company"), by attracting and retaining employees through the use of stock incentives. It is also believed that ownership of Company Stock will stimulate the efforts of all employees upon whose efforts the Company is and will be largely dependent for the successful conduct of its business. It is also believed that Incentive Awards granted to such employees under this Plan will strengthen their desire to remain with the Company and will further the identification of those employee's interest with those of the Company's shareholders. The Plan is intended to conform to the provisions of Securities and Exchange Commission Rule 16b-3.

     2. Definitions. As used in the Plan, the following terms have the meanings indicated:

     (a) "Act" means the Securities Exchange Act of 1934, as amended.

     (b) "Applicable Withholding Taxes" means the aggregate amount of federal, state and local income and payroll taxes that the Company is required to withhold in connection with any exercise of a Nonstatutory Stock Option, any lapse of restrictions on Restricted Stock, or any grant of Incentive Stock.

     (c) "Board" means the board of directors of the Company.

     (d) "Change of Control" means an event described in (i), (ii), (iii), or (iv):

         (i) The acquisition by a Group of Beneficial Ownership of 45% or more of the Stock or the Voting Power of the Company, but excluding for this purpose: (A) any acquisition by the Company (or a subsidiary), or an employee benefit plan of the Company; (B) any acquisition of Common Stock of the Company by management employees of the Company;
         or (C) any acquisition by a Group that owns 10% or more of the Stock or Voting Power of the Company on the date of approval of the Plan by shareholders. "Group" means any individual, entity or group within the meaning of Section 13(d)(3) or 14(d)(2) of the Act, "Beneficial Ownership" has the meaning in Rule 13d-3 promulgated under the Act, "Stock" means the then outstanding shares of common stock, and "Voting Power" means the combined voting power of the outstanding voting securities entitled to vote generally in the election of directors.

         (ii) Individuals who constitute the Board on the day after the meeting at which the Plan is approved (the "Incumbent Board"), cease to constitute at least a majority of the Board, provided that any director whose nomination was approved by a majority of the Incumbent Board shall be considered a member of the Incumbent Board unless such individual's initial assumption of office is in connection with an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Act).

         (iii) Approval by the shareholders of the Company of a reorganization, merger or consolidation, in each case, in which the owners of more than 50% of the Stock or Voting Power of the Company do not, following such reorganization, merger or consolidation, beneficially own, directly or indirectly, more than 50% of the Stock or Voting Power of the corporation resulting from such reorganization, merger or consolidation.

         (iv) A complete liquidation or dissolution of the Company or of its sale or other disposition of all or substantially all of the assets of the Company.

     (e) "Code" means the Internal Revenue Code of 1986, as amended.

     (f) "Committee" means the committee appointed by the Board as described under Section 14.

     (g) "Company" means The Seibels Bruce Group, Inc., a South Carolina corporation.

     (h) "Company Stock" means Common Stock, $1.00 par value, of the Company. If the par value of the Company Stock is changed, or in the event of a change in the capital structure of the Company (as provided in Section 13), the shares resulting from such a change shall be deemed to be Company Stock within the meaning of the Plan.

     (i) "Covered Employee" means the Chief Executive Officer of the Company (or an individual acting in such capacity), as of the close of the Taxable Year or an employee whose total compensation is required to be reported for the Taxable Year under the disclosure rules promulgated by the Securities and Exchange Commission under the Act.

     (j) "Date of Grant" means the date on which an Incentive Award is granted by the Committee.

     (k) "Disability" or "Disabled" means, as to an Incentive Stock Option, a Disability within the meaning of Code section 22(e)(3). As to all other Incentive Awards, the Committee shall determine whether a Disability exists and such determination shall be conclusive.

     (l) "Fair Market Value" means as of the Date of Grant (or, if there were no trades on the Date of Grant, the last preceding day on which Company Stock is traded), (i) if the Company Stock is traded on an exchange, the average of the highest and lowest registered sales prices of the Company Stock at which it is traded on such day on the exchange on which it generally has the greatest trading volume, or
         (ii) if the Company Stock is traded on the over-the-counter market, the closing price as reported by NASDAQ.

     (m) "Incentive Award" means, collectively, the award of an Option, Incentive Stock, or Restricted Stock under the Plan.

     (n) "Incentive Stock" means Company Stock awarded when performance goals are achieved pursuant to an incentive program as provided in Section 7.

     (o) "Incentive Stock Option" means an Option intended to meet the requirements of and qualify for favorable federal income tax treatment under Code section 422.

     (p) "Insider" means a person subject to Section 16(b) of the Act.

     (q) "Nonstatutory Stock Option" means an Option that does not meet the requirements of Code section 422, or, even if meeting the requirements of Code section 422, is not intended to be an Incentive Stock Option and is so designated.

     (r) "Option" means a right to purchase Company Stock granted under the Plan, at a price determined in accordance with the Plan and may be a Nonstatutory Stock Option or Incentive Stock Option.

     (s) "Parent" means, with respect to any corporation, a parent of that corporation within the meaning of Code section 424(e).

     (t) "Participant" means any employee who receives an Incentive Award under the Plan.

     (u) "Performance Plan" means a plan established by the Committee that precludes discretion and is based on an objective performance standard that may be applied to the Participant, a business unit (e.g., a division or a line of business), or the Company as a whole, and may include goals based on increases in the price of Company Stock, market share, sales or earnings per share.

     (v) "Restricted Stock" means Company Stock awarded upon the terms and subject to the restrictions set forth in Section 6.

     (w) "Rule 16b-3" means Rule 16b-3 of the Securities and Exchange Commission promulgated under the Act. A reference in the Plan to Rule 16b-3 shall include a reference to any corresponding rule (or number redesignation), of any amendments to Rule 16b-3 enacted after the effective date of the Plan's adoption.

     (x) "Subsidiary" means, with respect to any corporation, a subsidiary of that corporation within the meaning of Code section 424(f).

     (y) "Taxable Year" means the fiscal period used by the Company for reporting taxes on income under the Code.

     (z) "10% Shareholder" means a person who owns, directly or indirectly, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary of the Company. Indirect ownership of stock shall be determined in accordance with Code section 424(d).

     3. General. The following types of Incentive Awards may be granted under the Plan: Options, Incentive Stock and Restricted Stock. Options granted under the Plan may be Incentive Stock Options or Nonstatutory Stock Options.

     4. Stock. Subject to Section 13 of the Plan, there shall be reserved for issuance under the Plan, up to an aggregate of 2,500,000 shares of Company Stock, which shall be authorized, but unissued shares. Shares allocable to Options or portions thereof granted under the Plan that expire or otherwise terminate unexercised, may again be subjected to an Incentive Award under the Plan. The Committee is expressly authorized to make an Incentive Award to a Participant conditioned upon the surrender for cancellation of an Option granted under an existing Incentive Award. For purposes of determining the number of shares that are available for Incentive Awards under the Plan, such number shall, to the extent permissible under Rule 16b-3, include the number of shares surrendered by an optionee or retained by the Company in payment of Applicable Withholding Taxes.

     5.  Eligibility.

     (a) All present and future employees of the Company (or any Parent or Subsidiary of the Company, whether now existing or hereafter created or acquired), and any consultant to the Company shall be eligible to receive Incentive Awards under the Plan. The Committee shall have the power and complete discretion, as provided in Section 14, to select eligible employees to receive Incentive Awards and to determine for each employee the terms and conditions, the nature of the award and the number of shares to be allocated to each employee as part of each Incentive Award.

     (b) The grant of an Incentive Award shall not obligate the Company or any Parent or Subsidiary of the Company to pay an employee any particular amount of remuneration, to continue the employment of the employee after the grant or to make further grants to the employee at any time thereafter.

     6.  Restricted Stock Award.

     (a) Whenever the Committee deems it appropriate to grant Restricted Stock, notice shall be given to the Participant stating the number of shares of Restricted Stock granted and the terms and conditions to which the Restricted Stock is subject. This notice, when accepted in writing by the Participant, shall become an award agreement between the Company and the Participant and certificates representing the shares shall be issued and delivered to the Participant. Restricted Stock may be awarded by the Committee in its discretion without cash consideration.

     (b) Restricted Stock issued, pursuant to the Plan, shall be subject to the following restrictions:

         (i) No shares of Restricted Stock may be sold, assigned, transferred or disposed of by an Insider within a six-month period beginning on the Date of Grant, and Restricted Stock may not be pledged, hypothecated or otherwise encumbered within a six-month period beginning on the Date of Grant if such action would be treated as a sale or disposition under Rule 16b-3.

         (ii) No shares of Restricted Stock may be sold, assigned, transferred, pledged, hypothecated, or otherwise encumbered or disposed of until the restrictions on such shares as set forth in the Participant's award agreement have lapsed or been removed pursuant to paragraph (d) or (e) below.

         (iii) If a Participant ceases to be employed by the Company or a Parent or Subsidiary of the Company, the Participant shall forfeit to the Company any shares of Restricted Stock on which the restrictions have not lapsed or been removed pursuant to paragraph (d) or (e) below on the date such Participant shall cease to be so employed.

     (c) Upon the acceptance by a Participant of an award of Restricted Stock, such Participant shall, subject to the restrictions set forth in paragraph (b) above, have all the rights of a shareholder with respect to such shares of Restricted Stock, including, but not limited to, the right to vote such shares of Restricted Stock and the right to receive all dividends and other distributions paid thereon. Certificates representing Restricted Stock shall bear a legend referring to the restrictions set forth in the Plan and the Participant's award agreement.

     (d) The Committee shall establish, as to each award of Restricted Stock, the terms and conditions upon which the restrictions set forth in paragraph
(b) above shall lapse. Such terms and conditions may include, without limitation, the lapsing of such restrictions as a result of the Disability death or retirement of the Participant or the occurrence of a Change of Control.

     (e) Notwithstanding the provisions of paragraphs (b)(ii) and (iii) above, the Committee may at any time, in its sole discretion, accelerate the time at which any or all restrictions will lapse or remove any and all such restrictions.

     (f) Each Participant shall agree at the time his or her Restricted Stock is granted, and as a condition thereof, to pay to the Company, or make arrangements satisfactory to the Company regarding the payment to the Company, of Applicable Withholding Taxes. Until such amount has been paid or arrangements satisfactory to the Company have been made, no stock certificate free of a legend reflecting the restrictions set forth in paragraph (b) above shall be issued to such Participant.

     7.  Incentive Stock Awards.

     (a) Incentive Stock may be issued pursuant to the Plan in connection with Performance Plans established from time to time by the Committee when performance criteria established by the Committee have been achieved and certified by the Committee.

     (b) Whenever the Committee deems it appropriate, the Committee may establish a Performance Plan and notify Participants of their participation in and the terms of the Performance Plan. More than one Performance Plan may be established by the Committee and they may operate concurrently or for varied periods of time. A Participant may be permitted to participate in more than one Performance Plan at the same time. Incentive Stock will be issued only subject to the Performance Plan and the Plan and consistent with meeting the goal or goals set by the Committee in the Performance Plan. A Participant in a Performance Plan shall have no rights as a shareholder until the committee has certified that the performance objectives of the Performance Plan have been met and Incentive Stock is issued. Incentive Stock may be issued without cash consideration.

     (c) A Participant's interest in a Performance Plan may not be sold, assigned, transferred, pledged, hypothecated, or otherwise encumbered.

     (d) Each Participant shall agree, as a condition of his or her participation in a Performance Plan and the receipt of Incentive Stock, to pay to the Company, or make arrangements satisfactory to the Company, regarding the payment to the Company of Applicable Withholding Taxes. Until such amount has been paid or arrangements satisfactory to the Company have been made, no stock certificate shall be issued to such Participant.

     8.  Stock Options.

     (a) Whenever the Committee deems it appropriate to grant Options, notice shall be given to the Participant stating the number of shares for which Options are granted, the Option price per share, whether the Options are Incentive Stock Options or Nonstatutory Stock Options, and the conditions to which the grant and exercise of the Options are subject. This notice, when duly accepted in writing by the Participant, shall become a stock option agreement between the Company and the Participant.

     (b) The Committee shall not grant to a Covered Employee Nonstatutory Stock Options (i) covering more than 200,000 shares in one Taxable Year, or
(ii) that have an exercise price of less than 100% of the Fair Market Value of such shares on the Date of Grant.

     (c) The exercise price of shares of Company Stock covered by an Incentive Stock Option shall be not less than 100% of the Fair Market Value of such shares on the Date of Grant; provided that if an Incentive Stock Option is granted to a Participant who, at the time of the grant, is a 10% Shareholder, then the exercise price of the shares covered by the Incentive Stock Option shall be not less than 110% of the Fair Market Value of such shares on the Date of Grant.

     (d) The exercise price of shares covered by a Nonstatutory Stock Option shall be not less than 100% of the Fair Market Value of such shares on the Date of Grant.

     (e) Options may be exercised in whole or in part at such times as may be specified by the Committee in the Participant's stock option agreement; provided that, the exercise provisions for Incentive Stock Options shall, in all events, not be more liberal than the following provisions:

         (i) No Incentive Stock Option may be exercised after the first to occur of (x) ten years (or, in the case of an Incentive Stock Option granted to a 10% Shareholder, five years), from the Date of Grant, (y) three months following the date of the Participant's retirement or termination of employment with the Company and its Parent and Subsidiary corporations for reasons other than Disability or death, or
         (z) one year following the date of the Participant's termination of employment on account of Disability or death.

         (ii) Except as otherwise provided in this paragraph, no Incentive Stock Option may be exercised unless the Participant is employed by the Company or a Parent or Subsidiary of the Company at the time of the exercise and has been employed by the Company or a Parent or Subsidiary of the Company at all times since the Date of Grant. If a Participant's employment is terminated other than by reason of his or her Disability or death at a time when the Participant holds an Incentive Stock Option that is exercisable (in whole or in part), the Participant may exercise any or all of the exercisable portion of the Incentive Stock Option (to the extent exercisable on the date of termination), within three months after the Participant's termination of employment if his or her option agreement so provides. If a Participant's employment is terminated by reason of his or her Disability at a time when the Participant holds an Incentive Stock Option that is exercisable (in whole or in part), the Participant may exercise any or all of the exercisable portion of the Incentive Stock Option (to the extent exercisable on the date of Disability), within one year after the Participant's termination of employment if his or her option agreement so provides. If a Participant's employment is terminated by reason of his or her death at a time when the Participant holds an Incentive Stock Option that is exercisable (in whole or in part), the Incentive Stock Option may be exercised (to the extent exercisable on the date of death), within one year after the Participant's death, if his or her option agreement so provides, by the person to whom the Participant's rights under the Incentive Stock Option shall have passed by will or by the laws of descent and distribution.

         (iii) An Incentive Stock Option by its terms, shall be exercisable in any calendar year only to the extent that the aggregate Fair Market Value (determined at the Date of Grant), of the Company Stock with respect to which Incentive Stock Options are exercisable for the first time during the calendar year does not exceed $100,000 (the "Limitation Amount"). Incentive Stock Options granted under the Plan and all other plans of the Company and any Parent or Subsidiary of the Company shall be aggregated for purposes of determining whether the Limitation Amount has been exceeded. The Board may impose such conditions as it deems appropriate on an Incentive Stock Option to ensure that the foregoing requirement is met. If Incentive Stock Options that first become exercisable in a calendar year exceed the Limitation Amount, the excess Options will be treated as Nonstatutory Stock Options to the extent permitted by law.

     (f) Notwithstanding the foregoing, no Option granted to an Insider shall be exercisable within the first six months after it is granted; provided, however, that this restriction shall not apply if the Participant becomes disabled or dies during the six-month period.

     (g) The Committee may, in its discretion, grant Options that by their terms become fully exercisable upon a Change of Control, notwithstanding other conditions on Exercisability in the Stock Option Agreement. The Committee may at any time, in its sole discretion, accelerate the time at which any or all Options shall be fully vested.

     9.  Method of Exercise of Options.

     (a) Options may be exercised by the Participant giving written notice of the exercise to the Company, stating the number of shares the Participant has elected to purchase under the Option. In the case of the purchase of shares under an Option, such notice shall be effective only if accompanied by the exercise price in full in cash.

     (b) The Company may place on any certificate representing Company Stock issued upon the exercise of an Option, any legend deemed desirable by the Company's counsel to comply with federal or state securities laws and the Company may require a customary written indication of the Participant's investment intent. Until the Participant has made any required payment, including any Applicable Withholding Taxes, and has had issued a certificate for the shares of Company Stock acquired, he or she shall possess no shareholder rights with respect to the shares.

     (c) Each Participant shall agree, as a condition of the exercise of an Option, to pay to the Company, or make arrangements satisfactory to the Company regarding the payment to the Company, of Applicable Withholding Taxes. Until such amount has been paid or arrangements satisfactory to the Company have been made, no stock certificate shall be issued upon the exercise of an Option.

     (d) Notwithstanding anything herein to the contrary, Options shall always be granted and exercised in such a manner as to conform to the provisions of Rule 16b-3.

     10. Nontransferability of Options. Options, by their terms, shall not be transferable except by will or by the laws of descent and distribution or, if permitted by Rule 16b-3, pursuant to a qualified domestic relations order (as defined in Code section 414(p)) ("QDRO"), and shall be exercisable, during the Participant's lifetime, only by the Participant or, if permitted by Rule 16b-3, an alternative payee under a QDRO, or by his or her guardian, duly authorized attorney-in-fact or other legal representative.

     11. Effective Date of the Plan. The effective date of the Plan is November 1, 1995. The Plan shall be submitted to the shareholders of the Company for approval. Until, (i) the Plan has been approved by the Company's shareholders, and (ii) the requirements of any applicable Federal or State securities laws have been met, no Restricted Stock shall become unrestricted, no Incentive Stock shall be issued and no Option shall be exercisable.

     12. Termination, Modification, Change. If not sooner terminated by the Board, this Plan shall terminate at the close of business on December 31, 2005. No Incentive Awards shall be made under the Plan after its termination. The Board may terminate the Plan or may amend the Plan in such respects as it shall deem advisable; provided that, if and to the extent required by the Code or Rule 16b-3, no change shall be made that increases the total number of shares of Company Stock reserved for issuance pursuant to Incentive Awards granted under the Plan (except pursuant to Section 13), materially modifies the requirements as to eligibility for participation in the Plan, or materially increases the benefits accruing to Participants under the Plan, unless such change is authorized by the shareholders of the Company. Notwithstanding the foregoing, the Board may unilaterally amend the Plan and Incentive Awards as it deems appropriate to ensure compliance with Rule 16b-3 and to cause Incentive Stock Options to meet the requirements of the Code and regulations thereunder. Except as provided in the preceding sentence, a termination or amendment of the Plan shall not, without the consent of the Participant, adversely affect a Participant's rights under an Incentive Award previously granted to him or her.

     13. Change in Capital Structure.

     (a) In the event of a stock dividend, stock split or combination of shares, recapitalization or merger in which the Company is the surviving corporation or other change in the Company's capital stock (including, but not limited to, the creation or issuance to shareholders generally of rights, options or warrants for the purchase of common stock or preferred stock of the Company), the number and kind of shares of stock or securities of the Company to be subject to the Plan and to Options then outstanding or to be granted thereunder, the maximum number of shares or securities which may be delivered under the Plan, the exercise price and other relevant provisions shall be appropriately adjusted by the Committee, whose determination shall be binding on all persons. If the adjustment would produce fractional shares with respect to any unexercised Option, the Committee may adjust appropriately the number of shares covered by the Option so as to eliminate the fractional shares.

     (b) If the Company is a party to a consolidation or a merger in which the Company is not the surviving corporation, a transaction that results in the acquisition of substantially all of the Company's outstanding stock by a single person or entity, or a sale or transfer of substantially all of the Company's assets, the Committee may take such actions with respect to outstanding Incentive Awards as the Committee deems appropriate.

     (c) Notwithstanding anything in the Plan to the contrary, the Committee may take the foregoing actions without the consent of any Participant, and the Committee's determination shall be conclusive and binding on all persons for all purposes.

     14. Administration of the Plan. The Plan shall be administered by the Committee, which shall consist of not less than three members of the Board, who shall be appointed by the Board. Subject to paragraph (d) below, the Committee shall be the Compensation Committee unless the Board shall appoint another Committee to administer the Plan. The Committee shall have general authority to impose any limitation or condition upon an Incentive Award the Committee deems appropriate to achieve the objectives of the Incentive Award and the Plan and, without limitation and in addition to powers set forth elsewhere in the Plan, shall have the following specific authority:

     (a) The Committee shall have the power and complete discretion to determine, (i) which eligible employees shall receive Incentive Awards and the nature of each Incentive Award, (ii) the number of shares of Company Stock to be covered by each Incentive Award, (iii) whether Options shall be Incentive Stock Options or Nonstatutory Stock Options, (iv) the Fair Market Value of Company Stock, (v) the time or times when an Incentive Award shall be granted, (vi) whether an Incentive Award shall become vested over a period of time and when it shall be fully vested, (vii) when Options may be exercised, (viii) whether a Disability exists, (ix) the manner in which payment will be made upon the exercise of Options, (x) conditions relating to the length of time before disposition of Company Stock received upon the exercise of Options is permitted, (xi) the terms and conditions applicable to Restricted Stock Awards, (xii) the terms and conditions on which restrictions upon Restricted Stock shall lapse, (xiii) whether to accelerate the time at which any or all restrictions with respect to Restricted Stock will lapse or be removed, (xiv) notice provisions relating to the sale of Company Stock acquired under the Plan, (xv) the terms of Performance Plans, performance criteria and other factors relevant to the issuance of Incentive Stock, and
(xvi) any additional requirements relating to Incentive Awards that the Committee deems appropriate. Notwithstanding the foregoing, no "tandem stock options" (where two stock options are issued together and the exercise of one Option affects the right to exercise the other Option), may be issued in connection with Incentive Stock Options. The Committee shall have the power to amend the terms of previously granted Incentive Awards so long as the terms as amended are consistent with the terms of the Plan and provided that the consent of the Participant is obtained with respect to any amendment that would be detrimental to him or her, except that such consent will not be required if such amendment is for the purpose of complying with Rule 16b-3 or any requirement of the Code applicable to the Incentive Award.

     (b) The Committee may adopt rules and regulations for carrying out the Plan. The interpretation and construction of any provision of the Plan by the Committee shall be final and conclusive. The Committee may consult with counsel, who may be counsel to the Company and shall not incur any liability for any action taken in good faith in reliance upon the advice of counsel.

     (c) A majority of the members of the Committee shall constitute a quorum and all actions of the Committee shall be taken by a majority of the members present. Any action may be taken by a written instrument signed by all of the members and any action so taken shall be fully effective as if it had been taken at a meeting.

     (d) The Board, from time to time, may appoint members previously appointed and may fill vacancies, however caused, in the Committee. Insofar as it is necessary to satisfy the requirements of Section 16(b) of the Act, no member of the Committee shall be eligible to participate in the Plan or in any other plan of the Company or any Parent or Subsidiary of the Company that entitles participants to acquire stock, stock options or stock appreciation rights of the Company or any Parent or Subsidiary of the Company, and no person shall become a member of the Committee if, within the preceding one-year period, the person shall have been eligible to participate in such a plan (other than a "safe harbor plan" permitted under Rule 16b- 3(C)(2)(i) and (ii)).

     15. Notice. All notices and other communications required or permitted to be given under this Plan shall be in writing and shall be deemed to have been duly given if delivered personally or mailed first class, postage prepaid, as follows; (a) if to the Company - at its principal business address to the attention of the Treasurer; (b) if to any Participant - at the last address of the Participant known to the sender at the time the notice or other communication is sent.

     16. Interpretation. The terms of this Plan are subject to all present and future regulations and rulings of the Secretary of the Treasury or his or her delegate relating to the qualification of Incentive Stock Options under the Code. If any provision of the Plan conflicts with any such regulation or ruling, then that provision of the Plan shall be void and of no effect. The terms of this Plan shall be governed by the laws of the State of Delaware.

     IN WITNESS WHEREOF, the Company has caused this Plan to be executed this 15th day of April, 1996.

                                       THE SEIBELS BRUCE GROUP, INC.

                                       By: /s/ Ernst N. Csiszar
                                          --------------------------

                                [FRONT OF CARD]

                          THE SEIBELS BRUCE GROUP, INC.
                                  P. O. Box One
                         Columbia, South Carolina 29202

 Proxy Solicitation for Common Stock on Behalf of the Board of Directors of the Company for the Annual Meeting of Shareholders on May 20, 1998

The undersigned hereby appoints Ernst N. Csiszar and John A. Weitzel and each or either of them, as proxies, with full power of substitution and resubstitution, to vote all shares of the Common Stock of The Seibels Bruce Group, Inc. which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held on May 20, 1998, and at any adjournment thereof, upon the items described in the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement and upon any other business that may properly come before the annual meeting or any adjournment thereof. The undersigned acknowledges receipt of Notice of the Annual Meeting of Shareholders and of the Proxy Statement.

Proxies will be voted in accordance with any Instructions indicated above, if no specification is made the Proxy will be voted FOR the Proposal. This Proxy is revocable any time prior to its use. The Board of Directors recommends a vote FOR all proposals.

                   (continued and to be signed on other side)

                             [REVERSE SIDE OF CARD]

X    Please mark your votes as in the example.

1.   ELECTION OF DIRECTORS
     NOMINEES: A. Crawford Clarkson, Jr, Claude E. McCain, Kenneth W. Pavia, Susie H. VanHuss, James L. Zech

     / / VOTE FOR all nominees listed above; except vote withheld from following nominee(s) (if any).

     ------------------------------         ------------------------------------

     / /  VOTE WITHHELD from all nominees.


2)   To ratify the appointment of Arthur           FOR       AGAINST     ABSTAIN
     Andersen LLP to audit the Company's
     books and records for the fiscal year
     ending December 31, 1998                      / /         / /         / /

3)   To fix the number of directors at 13.         FOR       AGAINST     ABSTAIN

                                                   / /         / /         / /

4)   To amend the Articles of Incorporation        FOR       AGAINST     ABSTAIN
     to increase the authorized Common Stock
     from  12,500,000 to 20,000,000 shares.        / /         / /         / /

5)   To amend the 1996 Stock Option Plan for       FOR       AGAINST     ABSTAIN
     Employees (the "Incentive Plan") to
     increase the aggregate  number of shares      / /         / /         / /
     available for issuance under the Incentive
     Plan from 1,250,000 to 2,500,000 shares.

Signature                                          Date
         -----------------------------------------     ------------------------
Signature                                          Date
         -----------------------------------------     ------------------------

Please complete, date and sign this proxy and return it promptly in the enclosed envelope, whether or not you plan to attend the annual meeting on May 20, 1998. If you attend the Annual Meeting, you may vote in person if you wish, even if you have previously returned your proxy.

NOTE: Signature should agree with name on stock, as shown hereon, Officers, fiduciaries, etc., should so indicate. When shares are held in the names of more than one person, each person should sign the proxy.